Exhibit (h)(34)

SCHEDULE B

As of November 15, 2023

Acquired Funds

DBX ETF Trust

Xtrackers Bloomberg US Investment Grade Corporate ESG ETF (ESCR)

Xtrackers Cybersecurity Select Equity ETF (PSWD)

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF (EMCR)

Xtrackers FTSE Developed ex US Multifactor ETF (DEEF)

Xtrackers Harvest CSI 300 China A-Shares ETF (ASHR)

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF (ASHS)

Xtrackers High Beta High Yield Bond ETF (HYUP)

Xtrackers International Real Estate ETF (HAUZ)

Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF (ESEB)

Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF (ESHY)

Xtrackers Low Beta High Yield Bond ETF (HYDW)

Xtrackers MSCI All World ex US Hedged Equity ETF (DBAW)

Xtrackers MSCI All World ex US High Dividend Yield Equity ETF (HDAW)

Xtrackers MSCI China A Inclusion Equity ETF (ASHX)

Xtrackers MSCI EAFE ESG Leaders Equity ETF (EASG)

Xtrackers MSCI EAFE Hedged Equity ETF (DBEF)

Xtrackers MSCI EAFE High Dividend Yield Equity ETF (HDEF)

Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF (EMSG)

Xtrackers MSCI Emerging Markets Hedged Equity ETF (DBEM)

Xtrackers MSCI Europe Hedged Equity ETF (DBEU)

Xtrackers MSCI Eurozone Hedged Equity ETF (DBEZ)

Xtrackers MSCI Germany Hedged Equity ETF (DBGR)

Xtrackers MSCI Japan Hedged Equity ETF (DBJP)

Xtrackers MSCI Kokusai Equity ETF (KOKU)

Xtrackers MSCI USA Climate Action Equity ETF (USCA)

1

Xtrackers MSCI USA ESG Leaders Equity ETF (USSG)

Xtrackers Municipal Infrastructure Revenue Bond ETF (RVNU)

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF (USNZ)

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF (QARP)

Xtrackers Russell US Multifactor ETF (DEUS)

Xtrackers S&P 500 ESG ETF (SNPE)

Xtrackers S&P 500 Growth ESG ETF (SNPG)

Xtrackers S&P 500 Value ESG ETF (SNPV)

Xtrackers S&P ESG Dividend Aristocrats ETF (SNPD)

Xtrackers S&P MidCap 400 ESG ETF (MIDE)

Xtrackers S&P SmallCap 600 ESG ETF (SMLE)

Xtrackers Semiconductor Select Equity ETF (CHPS)

Xtrackers Short Duration High Yield Bond ETF (SHYL)

Xtrackers US Green Infrastructure Select Equity ETF (UPGR)

Xtrackers USD High Yield BB-B ex Financials ETF (BHYB)

Xtrackers USD High Yield Corporate Bond ETF (HYLB)

Xtrackers US National Critical Technologies ETF (CRTC)

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